Registration No.  333-87281


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SCANA Corporation
             (Exact name of registrant as specified in its charter)

                                 South Carolina
         (State or other jurisdiction of incorporation or organization)

                                   57-0784499
                     (I.R.S. Employer Identification Number)


        1426 Main Street, Columbia, SC                      29201
        (Address of principal executive offices)          (Zip code)


                  SCANA Corporation Stock Purchase-Savings Plan
                            (Full title of the plan)

                                  H. T. Arthur
         Senior Vice President, General Counsel and Assistant Secretary
                                SCANA Corporation
                1426 Main Street, Columbia, South Carolina 29201
                     (Name and address of agent for service)

                                 (803) 217-9000
          (Telephone number, including area code, of agent for service)

                                    Copy To:

                               Elizabeth B. Anders
                             McNair Law Firm, P. A.
                        Bank of America Tower, 17th Floor
                               1301 Gervais Street
                               Columbia, SC 29201
                                 (803) 798-9800

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         All of the SCANA Corporation common stock for the SCANA Corporation Stock Purchase-Savings Plan offered pursuant to this registration statement have been sold. Therefore, no documents filed with the Commission subsequent to the effective date of this post-effective amendment to the registration statement are deemed to be incorporated by reference herein.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 21st day of March 2003.


(REGISTRANT) SCANA CORPORATION



BY:                        s/W. B. Timmerman
                           W. B. Timmerman, Chairman of the
                           Board, President, Chief Executive
                           Officer and Director


       Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                          s/W. B. Timmerman
                          W. B. Timmerman, Chairman of the
                          Board, President, Chief Executive
                          Officer and Director (Principal
                          Executive Officer)



                          s/K. B. Marsh
                          K. B. Marsh, Senior Vice President
                          and Chief Financial Officer
                          (Principal Financial Officer)



                          s/ J. E. Swan
                          J. E. Swan, Controller
                          (Principal Accounting Officer)

                              Other Directors*:

                    B. L. Amick                   W. M. Hipp
                    J. A. Bennett                 L. M. Miller
                    W. B. Bookhart, Jr.           M. K. Sloan
                    E. T. Freeman                 H. C. Stowe
                    D. M. Hagood

*Signed on behalf of each of these persons by Kevin B. Marsh, Attorney-in-Fact



DATE:                                       March  21, 2003

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 21st day of March 2003.

(PLAN)                     SCANA Corporation Stock
                           Purchase-Savings Plan




By:                        s/Kevin B. Marsh
                           Kevin B. Marsh
                           Chairman of the SCANA Corporation
                           Stock Purchase-Savings Plan Committee




                           s/Duane C. Harris
                           Duane C. Harris
                           Member of the SCANA Corporation
                           Stock Purchase-Savings Plan Committee




                           s/Larry E. Cope
                           Larry E. Cope
                           Member of the SCANA Corporation
                           Stock Purchase-Savings Plan Committee